POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the
undersigned hereby constitutes
and appoints Joseph Smith, his or her
true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
undersigned, in the undersigned's
capacity as a representative of Cepheid
(the "Company"), any and all Form ID, or Forms 3,4 and 5 reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Act of 1934 and the rules and regulations thereunder with respect to transactions in Ceheid securities.

(2)	do and perform any and all acts
for and on behalf of the undersigned
which may be necessary or desirable
to complete and execute any such
Form ID, or Forms 3, 4 and 5 and
timely file such forms with the
United States Securities and Exchange
Commission and any stock exchange or
similar authority; and

(3)	take any other action of any
type whatsoever in connection with
the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the document executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of this 24th day of April, 2008.


Signature:    /s/ Laurie King
Printed Name:   Laurie King